EXHIBIT 21.1

SUBSIDIARIES OF US LBM HOLDINGS, INC.

Entity Name	Jurisdiction of Formation
Arkansas Wholesale Lumber, LLC	Arkansas
Ridout Contractor Outlet of Fayetteville, LLC	Arkansas
Ridout Door Manufacturing, LLC	Arkansas
Ridout Holdings Conway, Inc.	Arkansas
Ridout Holdings Russellville, Inc.	Arkansas
Ridout Holdings Searcy, Inc.	Arkansas
Ridout Lumber Company of Batesville, LLC	Arkansas
Ridout Lumber Company of Benton, LLC	Arkansas
Ridout Lumber Company of Cabot, LLC	Arkansas
Ridout Lumber Company of Jonesboro, LLC	Arkansas
Ridout Lumber Company of Rogers, LLC	Arkansas
Alco Doors, LLC	Delaware
Bailey Lumber & Supply - US LBM, LLC	Delaware
Bear Truss - US LBM, LLC	Delaware
Bear Truss Property, LLC	Delaware
Bellevue Builders Supply - US LBM, LLC	Delaware
BEP/Lyman, LLC	Delaware
Building Supply Association - US LBM, LLC	Delaware
Coastal Roofing Supply - US LBM, LLC	Delaware
Darby Doors, LLC	Delaware
Deering Lumber - US LBM, LLC	Delaware
Desert Lumber - US LBM, LLC	Delaware
Direct Cabinet Sales - US LBM, LLC	Delaware
East Haven Builders Supply - US LBM, LLC	Delaware
EHBS Manchester Properties, LLC	Delaware
Fond Du Lac Property - US LBM, LLC	Delaware
GBS Building Supply - US LBM, LLC	Delaware
GBS Property, LLC	Delaware
Gold & Reiss - US LBM, LLC	Delaware

Gypsum Acquisition, LLC	Delaware
H&H Lumber - US LBM, LLC	Delaware
Hampshire Property - US LBM, LLC	Delaware
Hines Building Supply - US LBM, LLC	Delaware
John H. Myers & Son - US LBM, LLC	Delaware
Jones Lumber - US LBM, LLC	Delaware
Kentucky Indiana Lumber - US LBM, LLC	Delaware
Kirkland Property - US LBM, LLC	Delaware
Lampert Yards - US LBM, LLC	Delaware
LBM Borrower, LLC	Delaware
LBM Management Holdings, LLC	Delaware
LBM Midco, LLC	Delaware
LouMac Distributors - US LBM, LLC	Delaware
LS Property, LLC	Delaware
Lumber Specialties - US LBM, LLC	Delaware
MBBS - US LBM, LLC	Delaware
Musselman Lumber - US LBM, LLC	Delaware
NexGen - US LBM, LLC	Delaware
NexGen Property, LLC	Delaware
Parker’s Building Supply - US LBM, LLC	Delaware
Poulin Lumber - US LBM, LLC	Delaware
RBS Property - US LBM, LLC	Delaware
Richardson Gypsum - US LBM, LLC	Delaware
RKBS - US LBM, LLC	Delaware
Shelly Enterprises - US LBM, LLC	Delaware
Standard Supply & Lumber - US LBM, LLC	Delaware
Total Trim, LLC	Delaware
Universal Supply Company, LLC	Delaware
US LBM Corporate Holdings, Inc.	Delaware
US LBM Holdings, LLC	Delaware
US LBM Ridout Asset Holdings, LLC	Delaware
US LBM Ridout Holdings, LLC	Delaware
Wallboard Supply Braintree, LLC	Delaware
Wallboard Supply Company - US LBM, LLC	Delaware

Wisconsin Building Supply - US LBM, LLC	Delaware
Raymond Building Supply, LLC	Florida
Rosen Materials, LLC	Florida
Ridout Lumber Company of Joplin, LLC	Missouri
BM Windows, LLC	Nevada
Rosen Materials of Nevada, LLC	Nevada
Feldman Lumber - US LBM, LLC	New York
B & C Fasteners, Inc.	Pennsylvania